Exhibit 99.1

TO:	FROM:	Scott McIntyre, Jr., Chairman
FOR IMMEDIATE RELEASE	DATE:	April 11, 2005

United Fire & Casualty Company Announces Redemption of its

6.375% Convertible Preferred Stock, Series A

At a special meeting on April 8, 2005, the Board of Directors voted unanimously to redeem our 6.375% Convertible Preferred Stock, Series A (“Preferred Stock”). According to its terms, we may redeem the Preferred Stock at our option any time after May 15, 2005. The Board has set Monday, May 16, 2005 as the Redemption Date.

On the Redemption Date, we will redeem any shares of Preferred Stock not previously converted by shareholders. The Redemption Price is $26.02 per share (the liquidation preference of $25; plus accrued and unpaid dividends through, but excluding, May 16, 2005 of $.27; plus a premium of $.75, which is three percent (3%) of the liquidation preference).

The current conversion price of our Preferred Stock is $20.13 per share. The current conversion rate of our Preferred Stock is 1.242 shares of common stock for each share of Preferred Stock. Holders of shares of Preferred Stock may convert them at any time prior to 5:00 p.m., Cedar Rapids, Iowa time, on Friday, May 13, 2005.

If you have questions regarding the conversion or redemption of the Preferred Stock you can address them to our transfer agent, Computershare Investor Service, LLC, at (800) 245-7630, or by calling our Investor Relations Department at (800) 553-7937 extension 2535.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate, management’s beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “predicts,” “should,” “could,” “may,” “will continue,” “will be,” “will promote,” “might,” “hope,” “encouraging,” “optimistic” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Among the factors that could cause our actual outcomes and results to differ are the following: inherent uncertainties with respect to loss reserving; the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates; the actual amount of new and renewal business and demand for our products and services; the competitive environment in which we operate, including price, product and service competition; developments in domestic and global financial markets that could affect our investment portfolio and financing plans; impact of regulatory actions on our Consolidated Financial Statements; uncertainties relating to government and regulatory policies; additional government and NASDAQ policies relating to corporate governance, and the cost to comply; legal developments; changing rates of inflation, interest rates and other economic conditions; a continuation or worsening of domestic and global economic conditions; our relationship with our agencies; the valuation of invested assets; the recovery of deferred acquisition costs; or our relationship with our reinsurers. These are representative of the risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.